Exhibit 99.3

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Precision Engineered Products Holdings, Inc.

For the Six Month Periods Ended June 26, 2015 and June 27, 2014

(Unaudited)

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Financial Statements

For the Six Month Periods Ended June 26, 2015 and June 27, 2014

(Unaudited)

Ernst & Young LLP Suite 800 40 Westminster Street Providence, RI 02903	Tel: +1 401 457 3700 Fax: +1 401 457 3702 ey.com

Review Report of Independent Auditors

The Shareholder

Precision Engineered Products Holdings, Inc.

We have reviewed the condensed consolidated financial information of Precision Engineered Products Holdings, Inc., which comprise the condensed consolidated balance sheet as of June 26, 2015, and the related condensed consolidated statements of income and cash flows for the six-month periods ended June 26, 2015 and June 27, 2014.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the condensed financial information in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in conformity with U.S. generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial information referred to above for it to be in conformity with U.S. generally accepted accounting principles.

Report on Condensed Balance Sheet as of December 31, 2014

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Precision Engineered Products Holdings, Inc. as of December 31, 2014, and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated May 15, 2015. In our opinion, the accompanying condensed consolidated balance sheet of Precision Engineered Products Holdings, Inc. as of December 31, 2014, is consistent, in all material respects, with the consolidated balance sheet from which it has been derived.

A member firm of Ernst & Young Global Limited

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	June 26,	December 31,
	2015	2014
Assets
Current assets:
Cash	$7,504	$14,345
Accounts receivable, net of reserves of $837 and $787, respectively	33,708	28,095
Inventories	28,426	28,133
Other current assets	3,164	2,405

Total current assets	72,802	72,978

Property, plant, and equipment, net	52,198	39,311
Intangibles and deferred financing costs, net	146,040	140,268
Goodwill	149,067	132,372

Total assets	$420,107	$384,929

Liabilities and shareholder’s equity
Current liabilities:
Revolver	$18,900	$—
Current portion of long-term debt	1,828	1,828
Trade accounts payable	11,006	10,015
Accrued expenses	9,568	8,975
Current portion of contingent consideration	2,200	—
Other current liabilities	3,820	5,826

Total current liabilities	47,322	26,644

Deferred tax liabilities	60,299	53,855
Long-term contingent consideration, less current portion	1,800	—
Long-term debt, less current portion	174,016	174,473
Other	1,487	1,377

Shareholder’s equity:
Common stock	—	—
Additional paid-in capital	123,237	123,135
Retained earnings	11,946	5,445

Total shareholder’s equity	135,183	128,580

Total liabilities and shareholder’s equity	$420,107	$384,929

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Statements of Income

(In Thousands)

(Unaudited)

	Six Month Periods Ended
	June 26,	June 27,
	2015	2014

Net sales	$117,070	$95,521
Cost of goods sold	76,576	64,034

Gross profit	40,494	31,487

Selling, general, and administrative expenses	22,191	19,808

Operating income	18,303	11,679

Other expenses:
Interest expense, net	(4,614)	(4,329)
Management fees	(500)	(500)

Income before income taxes	13,189	6,850

Income tax expense	(6,688)	(4,758)

Net income	$6,501	$2,092

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Month Periods Ended
	June 26,	June 27,
	2015	2014
Operating activities
Net income	$6,501	$2,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,046	1,617
Amortization expense	12,309	10,787
Change in fair valuation of contingent consideration	(2,000)	—
Amortization of deferred financing costs	531	531
Increase to cost of goods sold for inventory acquired in business combinations	666	—
Share-based compensation expense	102	155
Deferred income taxes	(2,203)	(1,044)
Changes in assets and liabilities:
Accounts receivable	(4,776)	(5,250)
Inventories	(630)	(1,668)
Trade accounts payable	234	3,523
Other	1,865	3,183

Net cash provided by operating activities	14,645	13,926

Investing activities
Acquisitions, net of cash acquired	(38,561)	(14,000)
Capital expenditures	(1,369)	(1,549)

Net cash used in investing activities	(39,930)	(15,549)

Financing activities
Payment of debt	(457)	(457)
Proceeds from borrowing under revolver	18,900	—
Other	1	203

Net cash provided by (used in) financing activities	18,444	(254)

Net decrease in cash	(6,841)	(1,877)
Cash at beginning of period	14,345	31,324

Cash at end of period	$7,504	$29,447

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$3,248	$3,158

Income taxes	$10,184	$5,752

See accompanying notes to condensed consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in Thousands, Except per Unit Amounts)

1. Business and Basis of Presentation

Business Description

Precision Engineered Products Holdings, Inc. (PEP Holdings or Company), a wholly owned subsidiary of PEP Industries LLC (PEP Industries or Parent Company), markets and manufactures stampings, electrical contacts and assemblies, engineered plastic components, metal and plastic machining, surface finishing technologies, specialty and clad metals, and cold drawn and rolled metals to its customers, primarily in the medical/surgical, electrical control, power grid distribution, transportation, and other markets.

Basis of Presentation

The unaudited condensed consolidated financial statements at June 26, 2015 and December 31, 2014 and for the six month periods ended June 26, 2015 and June 27, 2014 are unaudited, but in the opinion of management includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. The results reported in these financial statements should not necessarily be taken as indicative of results that may be expected for any other interim period or for the entire year. The financial information included herein should be read in conjunction with the annual audited financial statements and notes, which also includes a description of the companies significant accounting policies and estimates.

Recently issued accounting standards

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, Inventory (Topic 330) - Simplifying the Measurement of Inventory (“ASU 2015-11”), which simplifies the subsequent measurement of inventories by replacing the lower of cost or market test with a lower of cost and net realizable value test. The guidance applies only to inventories for which cost is determined by methods other than last-in first-out (“LIFO”) and the retail inventory method. The guidance in ASU No. 2015-11 is effective for periods beginning after December 15, 2016 and early adoption is permitted. The Company is currently evaluating the impact, if any, adoption will have on its financial position and results of operations.

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which provides guidance on simplifying the presentation of debt issuance costs on the balance sheet. To simplify presentation of debt issuance costs, the amendments in ASU No. 2015-03 require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. ASU 2015-03 is effective for annual reporting periods beginning

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

after December 15, 2015, including interim periods within that reporting period and early adoption is permitted for financial statements that have not yet been previously issued. In accordance with ASU No. 2015-03, companies should apply the new guidance on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. Adoption is not expected to have a material effect on the Company’s consolidated financial statements, but will affect balance sheet classification.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40) (“ASU 2014-15”), which provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term “substantial doubt”, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period and early adoption is permitted.

2. Acquisitions

On March 17, 2014, the Company acquired Connecticut Plastics, Inc. (CT Plastics), a leader and innovator of plastic machining and polishing, headquartered in Wallingford, Connecticut. The purchase consideration of $14,000 exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $4,987. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations. Assets acquired in the transaction primarily consisted of intangible assets of $7,160, machinery and equipment of $1,166, and accounts receivable of $687. Total costs incurred related to the acquisition were $184 in 2014. As of June 26, 2015, $1,500 of the purchase price was held in an escrow account related to general representations and warranties that are to be settled on the second anniversary of the acquisition date.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

The acquired intangible assets consisted of $900 of trade names that have an indefinite life, customer relationships of $4,800 that have an expected useful life of 20 years, acquired customer backlog of $470 that has an expected useful life of 6 months, and noncompete arrangements of $990 that have an expected useful life of 4 years. The definite-lived intangible assets are being amortized on a straight-line basis over their respective estimated useful lives.

On August 29, 2014, the Company acquired all the capital stock of Advance Precision Products, Inc., (APP), a business that designs and manufactures machined components and assemblies for the medical, aerospace, and oil and gas markets. The purchase consideration of $31,215 exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $16,980. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations. Assets acquired and liabilities assumed in the transaction primarily consisted of intangible assets of $10,130; cash of $241; property, plant, and equipment of $6,304; inventories of $3,901; accounts receivable of $2,560; accounts payable and accrued expenses of $2,841; and deferred tax liabilities of $6,060. Total costs incurred related to the acquisition were $738 in 2014. The acquired intangible assets consisted of $2,050 of trade names that have an indefinite life, customer relationships of $6,200 that have an expected useful life of 20 years, acquired customer backlog of $1,320 that has an expected useful life of 4 months, and noncompete arrangements of $310 that have an expected useful life of 5 years. The definite-lived intangible assets are being amortized on a straight-line basis over their respective estimated useful lives.

On April 29, 2015, the Company acquired all the capital stock of Trigon International Corporation (Trigon), a business that designs and manufactures machined components, assemblies and finished devices for the medical markets (subject to certain post-closing adjustments that have not been finalized). The purchase consideration includes $38,561 paid in cash and a contingent earn-out. If certain EBITDA targets are achieved, the Company would be obligated to pay additional consideration of $6,611 in 2016, $2,500 in 2017 and $1,500 in 2018. As a part of the Company’s accounting for this acquisition, the estimated fair value of this contingent consideration on April 29, 2015 was determined to be $6,000. As of June 26, 2015, the estimated fair market value of the contingent earnout decreased to approximately $4,000, based upon changes in forecast of the acquired business. The total purchase consideration exceeded the amounts recognized for the tangible net assets and identified intangible assets

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

acquired in the acquisition transaction by $26,815. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations. Assets acquired and liabilities assumed in the transaction primarily consisted of intangible assets of $10,130, property, plant, and equipment of $13,561; inventories of $2,863; accounts receivable of $837; prepaid assets of $18; ,accounts payable and accrued expenses of $954 and deferred taxes of $8,711. For federal income tax purposes the acquisition of Trigon was deemed to be a stock purchase and therefore any recorded goodwill is not expected to be tax deductible. Total costs incurred related to the acquisition were $627 and are included in selling, general, and administrative expenses in the condensed consolidated statements of income for the period ended June 26, 2015. As of June 26, 2015, $3,085 of the purchase consideration was held in an escrow account related to general representations and warranties that are to be settled on the second anniversary of the acquisition date. The Company has not completed the acquisition accounting, as third-party valuations of certain acquired assets have not been finalized and the Company is in the process of reviewing the valuations. Accordingly, the acquisition accounting is provisional as of June 26, 2015.

3. Inventories

Components of inventories are as follows at June 26, 2015 and December 31, 2014:

	2015	2014

Raw materials	$10,768	$11,739
Work in process	5,812	5,408
Finished goods	11,846	10,986

Total inventories	$28,426	$28,133

The Company has consignment agreements to obtain precious metals, primarily silver, for its operations and to eliminate its exposure to market fluctuations in commodity prices. These consignment arrangements are with commercial lenders and may be terminated by either party upon 90 days’ notice. At June 26, 2015 and December 31, 2014, the Company had $5,697 and $6,366, respectively, of precious metals on consignment. The consignment is secured by the precious-metals inventory, which is not included as a component of inventories in the consolidated balance sheets.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

4. Goodwill

The Company accounts for acquired goodwill in accordance with applicable accounting guidance for business combinations, and intangible assets – goodwill and other, which involves judgment with respect to the determination of the purchase consideration and the valuation of the assets acquired and liabilities assumed in order to determine the residual amount of goodwill. The Company believes that the estimates that it has used to record its acquisitions are reasonable and in accordance with the applicable accounting guidance.

The Company elected to adopt Accounting Standards Update (ASU) 2014-02, Accounting for Goodwill (a consensus of the Private Company Council), effective January 1, 2013. ASU 2014-02 allows private companies to elect to amortize goodwill on a straight-line basis over ten years and perform a simpler one-step impairment test at either the entity level or the reporting unit level. Accordingly, the Company began amortizing its acquired goodwill from past acquisitions over a ten-year period effective January 1, 2013, and recorded amortization expense of $12,309 and $10,787 for the period ended June 26, 2015 and June 27, 2014, respectively. Amortization expense of goodwill for each of the five succeeding fiscal years is expected to be $15,450. Further, the Company has evaluated the carrying value of goodwill and determined that no impairment existed.

Under the applicable accounting guidance, intangible assets determined to have an indefinite useful life are not amortized; instead, these assets are evaluated for impairment on an annual basis and whenever events or business conditions warrant. The Company has evaluated the carrying value of its indefinite-lived intangible assets and determined that no impairment existed.

The changes in the carrying amount of goodwill for the period ended June 26, 2015 and December 31, 2014, are as follows:

Balance at January 1, 2014	$123,007
Acquisition of CT Plastics and APP	23,877
Amortization expense	(14,512)

Balance at December 31, 2014	$132,372

Balance at January 1, 2015	$132,372
Acquisition of Trigon	26,815
APP settlement	(1,640)
Amortization expense	(8,480)

Balance at June 26, 2015	$149,067

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

The adjustment to goodwill related to the acquisition of APP includes a reduction in the purchase price of $1,910 as a result of a settlement of working capital and other matters and an increase in the acquired deferred tax liability of $270.

The weighted average amortization period as of June 27, 2015, is 7.9 years.

5. Intangible Assets and Deferred Financing Costs

Intangibles and related amortization at June 26, 2015 and December 31, 2014 are as follows:

June 26, 2015	Gross	Accumulated Amortization	Net	Estimated Lives in Years

Trade names	$30,215	$—	$30,215	Indefinite
Business process	22,585	(9,173)	13,412	20
Customer relationships	123,461	(25,593)	97,868	20-25
Deferred financing costs	7,150	(5,629)	1,521	6
Other	5,220	(2,196)	3,024	5

	$188,631	$(42,591)	$146,040

December 31, 2014	Gross	Accumulated Amortization	Net	Estimated Lives in Years

Trade names	$28,165	$—	$28,165	Indefinite
Business process	22,585	(8,356)	14,229	20
Customer relationships	117,261	(22,774)	94,487	20-25
Deferred financing costs	7,150	(5,063)	2,087	6
Other	3,340	(2,040)	1,300	5

	$178,501	$(38,233)	$140,268

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

The weighted average amortization period as of June 26, 2015, by intangible asset class, is presented in the table below:

Intangible Asset Class	Average Amortization Period in years

Trade names	Indefinite
Business process	20
Customer relationships	23
Deferred financing costs	6
Other	5

6. Fair Value Measurements

The Company’s financial instruments reported at fair value consist of cash, accounts receivable, trade accounts payable and contingent consideration liabilities related to the acquisition of Trigon (Note 2). The Company’s assets and liabilities reported at fair value have been categorized based upon a fair value hierarchy in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets and liabilities that we have the ability to access at the measurement date.

•	Level 2 inputs utilize inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, allowing for situations where there is little, if any, market activity for the asset or liability.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of June 26, 2015, aggregated by the level in the fair value hierarchy within which those measurements fell:

	June 26, 2015
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Contingent Consideration	$—	$—	$4,000

Total	$—	$—	$4,000

The valuation of the contingent consideration liability is determined using widely accepted valuation techniques, including probability-weighted discounted cash flow analysis on the expected cash flows. This analysis utilizes significant unobservable inputs, including probability of achievement of profitability targets and estimated discount rates, and reflects the contractual terms of the contingent consideration, including the period to expected payout. The Company has determined that the inputs used to value the contingent consideration fall within Level 3 of the fair value hierarchy.

Changes in the fair value of the Company’s contingent consideration liability were recorded in Selling, general, and administrative expenses , Net in the Consolidated Statements of Income and were as follows:

Beginning Balance – April 29, 2015	$6,000
Change in Fair Value	$(2,000)

Ending Balance – June 26, 2015	$4,000

Cash, accounts receivable, and trade account payables are carried at their cost, which approximates fair value, because of their short-term nature.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

7. Debt

Debt consists of the following at June 26, 2015 and December 31, 2014:

	2015	2014

Term loan	$175,844	$176,301
Less current portion	(1,828)	(1,828)

	$174,016	$174,473

Revolver	$18,900	$—

Term Loan and Revolving Credit Facility

On December 22, 2010, the Company entered into a credit facility that consists of a $160,000 term loan due in 2016 and a $30,000 revolver due in 2015. The weighted average interest rates during the period June 26, 2015 and June 27, 2014 were approximately 4.00%.

The revolver includes a $12,000 sublimit for letters of credit and a $5,000 sublimit for swingline loans.

The term loan requires mandatory repayment of principal in full on the date on which the revolving credit facility is scheduled to terminate on December 22, 2016. On March 12, 2013, the Company borrowed an additional $40,000 on the existing term loan.

The Company did not make any voluntary principal payments on the term loan in 2015 or 2014. The term loan requires mandatory prepayments of principal based on a stipulated percentage of excess cash, as defined by the credit agreement, of the Company for the immediately preceding year. As a result of the acquisitions in 2015 and 2014, an amendment to the credit facility was obtained that eliminated the excess cash flow payment for 2014 and 2013 that was due in May 2015 and 2014.

Due to the acquisition of Trigon in 2015, an amendment to the credit facility was obtained resetting the permitted acquisition basket to the original $50,000 level, permitting this acquisition, and reducing the minimum availability threshold for permitted acquisitions to $5,000.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

During the six month periods ended June 26, 2015 and June 27, 2014, the Company incurred interest expense relating to the term loan of $4,085 and $3,798, respectively, and interest expense relating to deferred financing fees of $531 and $531, respectively.

The term loan also contains covenants requiring the Company to maintain certain financial ratios, places limits on its ability to incur or assume debt or create liens with respect to certain of its assets, and has other customary provisions. Management has determined that the Company was in compliance with all applicable covenants under the credit agreement as of June 26, 2015.

Future Payments

The aggregate amounts of mandatory scheduled payments on debt beginning on June 26, 2015 are as follows:

2015	$1,828
2016	174,016

$175,844

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

8. Income Taxes

The Company’s consolidated financial statements reflect its federal, state, and foreign income tax liabilities. For tax purposes, PEP Holdings is classified as a corporation and, as such, is subject to corporate-level federal and state income taxes. Further, Brainin – China and Brainin – Mexico are taxable corporate entities in China and Mexico, respectively. Accordingly, the tax provision and consolidated balance sheet accounts of the Company have been computed on this basis. The Company and its subsidiaries file income tax returns in U.S federal, state, and foreign jurisdictions.

We recorded a provision for income taxes for the six months ended June 27, 2015 and June 26, 2014 of $6,688 and $4,758, respectively. For the periods ended June 27, 2015 and June 26, 2014, the Company’s effective tax rate is higher than the statutory rate primarily due to goodwill that is being amortized for financial reporting purposes that is not deductible for tax purposes.

9. Related-Party Transactions

Leases

The Company’s headquarters building is leased from a related party. Rent expense amounted to $50 for each period ended June 26, 2015 and June 27, 2014, and includes payments for real estate taxes paid directly to the local municipality.

Management Fees

The Company entered into a management consulting agreement with The Jordan Company and Nautic Partners on December 22, 2010. Pursuant to this agreement, the Company pays a management fee of $500 to both The Jordan Company and Nautic Partners, for a total of $1,000 annually. For each of the periods ended June 26, 2015 and June 27, 2014, the Company has recognized $500 of management fees in other expenses in the consolidated statements of income. As of June 26, 2015 and December 31, 2014, the Company had accrued management fees of $250 and $125 included within other current liabilities.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

10. Shareholder’s Equity

The Company has 100 shares of common stock, all of which are authorized, issued, and outstanding at June 26, 2015 and December 31, 2014. These shares have a par value of $0.001 per share. PEP Industries (Parent Company) owns all the shares of common stock that are authorized, issued, and outstanding by PEP Holdings at June 26, 2015 and December 31, 2014.

The Parent Company has implemented a management compensation plan (Equity Compensation Plan or the Plan) to align compensation for certain key executives with the Parent Company’s performance. The objective of the Plan is to promote the Parent Company’s long-term growth and profitability, along with that of the subsidiaries, by providing those persons who are involved in the Parent Company’s success with an opportunity to acquire an ownership interest in the Parent Company. The Parent Company has authorized the issuance of share-based compensation Units that includes Class B Units, Tier 1, Tier 2, and Tier 3 Promote Units that are authorized, issued, and awarded by the Parent Company. Per the applicable share-based payments accounting guidance, the related compensation expense pertaining to these units is pushed down and recognized in the Company’s consolidated financial statements.

The description, rights, and provisions of these units are as follows:

Class B Units. As of June 26, 2015 and December 31, 2014, no Class B Units have been issued or outstanding. Without amendment to the Parent Company’s formation agreement (LLC agreement or Agreement), the Parent Company cannot issue more than 403,596 Class B Units.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

Tier 1 Promote Units. At June 26, 2015 and December 31, 2014, there were 2,676,903, Tier 1 Promote units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 2,861,735 Tier 1 Promote Units. 2,346,803 of these units vest over five years, while the remainder of the Tier 1 Promote Units vest over approximately three years due to retirement provisions. The fair value of the Tier 1 Promote Units as of the issuance date was approximately $0.54 per unit. The estimated grant-date fair value of these units was determined using the probability-weighted expected return method as defined in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation involved a projected analysis of possible future cash flow outcomes, the estimation of ranges of future and present value under each outcome, and the application of a probability factor to each outcome. Accordingly, the market value of invested capital (MVIC) of the Company was forecasted using various exit multiples and the related impact on the Tier 1 Promote Units. The most likely exit event for the Tier 1 Promote Units would be either an initial public offering (IPO) or sale of the Company. Exit multiples of earnings before interest taxes, depreciation and amortization (EBITDA) were determined on the acquisition that took place on December 22, 2010, and the Company’s best estimate of future projections. Consequently, the MVIC exit values were then adjusted for the projected net debt outstanding and distributions to the units on the exit event date to arrive at the residual proceeds available to the Tier 1 Promote Units. Forecasted distributions were then discounted to present value over the respective holding period based on a rate of return. The required rate of return was calculated using the capital asset pricing model (CAPM) and leveraging the business risk index based on future capital structure assumptions. The Company believes that the procedures used for estimating discounted MVIC values, including the rates of return, were reasonable and consistent with the principles and guidelines set forth in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Compensation expense relating to the Tier 1 Promote Units is recognized using the straight-line method. The amount of expense recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. Compensation expense pertaining to these Tier 1 Promote Units was $102 and $155 for the period ended June 26, 2015 and June 27, 2014. The unrecognized compensation expense pertaining to the unvested Tier 1 Promote Units at June 26, 2015, is $102 and will be recognized over a weighted average period of 6 months. The number of Tier 1 Promote Units that vested during the year ended December 31, 2014, was 432,394. As of June 26, 2015, no further units have vested.

Precision Engineered Products Holdings, Inc.

Notes to unaudited Condensed Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

Tier 2 Promote Units. At June 26, 2015 and December 31, 2014, there were 449,050, Tier 2 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 459,717 Tier 2 Promote Units. Such Tier 2 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 2 Promote Units shall be unvested Tier 2 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 2 Promote Units has been recognized in the Company’s consolidated financial statements as of June 26, 2015 and December 31, 2014.

Tier 3 Promote Units. At June 26, 2015 and December 31, there were 232,739, Tier 3 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 238,268 Tier 3 Promote Units. Such Tier 3 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 3 Promote Units shall be unvested Tier 3 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 3 Promote Units has been recognized in the Company’s consolidated financial statements as of June 26, 2015 and December 31, 2014.

11. Subsequent Events

On August 17, 2015, the Company executed a Stock Purchase Agreement with NN, Inc. to acquire all of the issued and outstanding capital stock of the Company for $615 million. The transaction is expected to close by the end of October 2015. The sale is subject to customary closing conditions, including regulatory approvals.

Aside from the above-mentioned subsequent event, there were no events subsequent to June 26, 2015, and through the condensed consolidated financial statements issuance date of August 28, 2015, that would have a material effect on our condensed consolidated financial statements as of June 26, 2015, or are of such significance that would require mention as a subsequent event in order to make the condensed consolidated financial statements not misleading.